EXHIBIT 21
BROWN & BROWN, INC.
ACTIVE SUBSIDIARIES
Florida Corporations:

B & B Insurance Services, Inc.
Bill Williams Agency, Inc.
Boulton Agency, Inc.
Champion Underwriters, Inc.
Jerry F. Nichols & Associates, Inc.
Lawyer's Protector Plan Risk Purchasing Group, Inc.
Madoline Corporation
Mangus Insurance & Bonding, Inc.
Physician Protector Plan Risk Purchasing Group, Inc.
Ross Insurance of Florida, Inc.
SAN of East Central Florida, Inc.
Signature Insurance Group, Inc.
Spencer & Associates, Inc.
Underwriters Services, Inc.

Foreign Corporations:

A.G. General Agency, Inc. (TX)
Azure V Acquisition Corporation (NV)
Benesys, Inc. (LA)

Brown & Brown Aircraft Acquisition Co. (DE)
Brown & Brown Insurance of Arizona, Inc. (AZ)
Brown & Brown of California, Inc. (CA)
Brown & Brown of Colorado, Inc. (CO)
Brown & Brown Insurance of Georgia, Inc. (GA)
Brown & Brown of Iowa, Inc. (IA)
Brown & Brown Insurance Benefits of Texas, Inc. (TX)
Brown & Brown Metro, Inc. (NJ)
Brown & Brown of Michigan, Inc. (MI)
Brown & Brown of Minnesota, Inc. (MN)
Brown & Brown of New Jersey, Inc. f/k/a Bowers, Schumann & Welch (NJ)
Brown & Brown of New York, Inc. (NY)
Brown & Brown of North Dakota, Inc. (ND)
Brown & Brown of Ohio, Inc. (OH)
Brown & Brown Insurance of Pennsylvania, Inc. (PA)
Brown & Brown Realty Co. (DE)
Brown & Brown of South Carolina, Inc. (SC)
Brown & Brown of Tennessee, Inc. (TN)
Brown & Brown Insurance Services of Texas, Inc. (TX)
Brown & Brown Insurance Agency of Virginia, Inc. (VA)
Brown & Brown of West Virginia, Inc. (WV)
Brown & Brown of Wisconsin, Inc. (WI)
Brown & Brown of Wyoming, Inc. (WY)

Cost Management Services, Inc. (LA)

The Flagship Group, Ltd. (VA)
Huffman & Associates, Inc. (GA)
Huval Insurance Agency, Inc. (LA)

Huval Insurance Agency of Abbeville, Inc. (LA)

Huval Insurance Agency of Arnaudville, Inc. (LA)

Huval Insurance Agency of Church Point, Inc. (LA)

Huval Insurance Agency of Grand Coteau-Sunset, Inc. (LA)

Huval Insurance Agency of Lafayette, Inc. (LA)

Huval Insurance Agency of Loreauville, Inc. (LA)

Huval Insurance Agency of New Iberia, Inc. (LA)

Huval Insurance Agency of Opelousas, Inc. (LA)

Huval Insurance Agency of Scott, Inc. (LA)

Huval Management Company, Inc. (LA)

Huval Richard Insurance Agency, Inc. (LA)

Insurance Programs Incorporated (LA)

P & O of Texas, Inc. (TX)
Peachtree Special Risk Brokers, LLC (GA) (Brown owns 75%)
Poe & Associates of Illinois, Inc. (IL)
Poe & Brown of Connecticut, Inc. (CT)
Poe & Brown of North Carolina, Inc. (NC)
Roswell Insurance & Surety Agency, Inc. (NM)
Self Insurance Administrators, Inc. (LA)

Unified Seniors Association, Inc.
WMH, Inc. (GA)

Indirect Subsidiaries:

America Underwriting Management, Inc. (FL)
Azure IV Acquisition Corporation (AZ)
Bass Administrators, Inc. (LA)

Brown & Brown of Indiana, Inc. (IN)
Brown & Brown of Lehigh Valley, Inc. (PA)
Brown & Brown of Nevada, Inc. (NV)
Brown & Brown of New Mexico, Inc. (NM)
Ernest Smith Insurance Agency, Inc. (FL)
Flagship Group Insurance Agency, Inc. (MA)
Flagship Management Co. (VA)
Flagship Maritime Adjusters, Inc. (VA)
Florida Intracoastal Underwriters, Limited Company (FL) (limited liability company)
Halcyon Underwriters, Inc. (FL)
The Homeowner Association Risk Purchasing Group, Inc. (AZ)
Hotel-Motel Insurance Group, Inc. (FL)
MacDuff America, Inc. (FL)
MacDuff Pinellas Underwriters, Inc. (FL)
MacDuff Underwriters, Inc. (FL)
Richard-Flagship Services, Inc. (VA) (The Flagship Group, Ltd. owns 50%)
Yates Insurance Agency, Inc. (LA)